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                                                 EXHIBIT 10.37

                                   AGREEMENT

     THIS AGREEMENT is entered into this 1st day of August, 1994, by and among J. Herbert Boydstun ("Employee"), and Hibernia
National Bank, a national banking association ("Hibernia").

                            W I T N E S S E T H:

     WHEREAS, Hibernia intends to acquire by merger First Bancorp of Louisiana, Inc. (the "Bank"), of which Employee is the President;

     WHEREAS, Employee is a unique repository of information and knowledge concerning the Bank, its customers and its operations;

     WHEREAS, Hibernia desires to have the benefit of such knowledge and experience and recognizes that such knowledge and experience would be valuable to competitors of Hibernia to the detriment of Hibernia;

     NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties and covenants hereinafter set forth, the parties hereto hereby agree as follows:

     1. EMPLOYMENT. Hibernia agrees to employ Employee and Employee agrees to remain in the employ of Hibernia, upon the terms and subject to the conditions provided herein.

     2. POSITION AND TITLE. During the period of his employment hereunder, Employee shall be employed as Chairman of Hibernia-Northeast Region, or such other title as may be mutually agreed by the parties, and shall perform services when and as directed by Hibernia, as more fully described in Section 3 hereof.

     3. DUTIES. Employee's duties shall include those duties that may, from time to time, be delegated to Employee by the President of Hibernia, and such other responsibilities as may, in the sole discretion of the President of Hibernia, be necessary or appropriate to the position of Chairman. The duties would include, but not necessarily be limited to, assisting in the integration of First National Bank of West Monroe and Southern National Bank of Tallulah into the operations of Hibernia, representing Hibernia in community affairs, participating in activities with the Louisiana Bankers Association, developing new business relationships and assisting in soliciting merger and acquisition candidates. During the period of this employment hereunder, Employee shall devote his business time, attention, skill and efforts to the faithful performance of his duties hereunder. During the term of his employment under this Agreement, Employee may not serve, or continue to serve, on the board of directors or hold any other office or position with any other financial institution within the Affected Area, as defined below.

     4.  COMPENSATION.

          (a) Salary. Hibernia will pay Employee $154,000 per year to compensate Employee for the duties and responsibilities performed for Hibernia described in Section 3 above. During the term of his employment, Employee's salary will be paid currently in equal installments twice monthly, on the 15th and the last business day of each month. The foregoing salary may be increased, but not decreased, by the Board of Directors of Hibernia or any committee of such Board to which such responsibility is generally or specifically delegated.

         (b)     Bonus.  Hibernia will pay Employee at least
                 $46,000 annually as a bonus during the term of this agreement at such time as regularly scheduled bonuses are paid to senior executives of Hibernia.

         (c) Benefits. Employee during the term of his employment shall also be entitled to receive such benefits as Hibernia may provide for its employees Pursuant to any policy of Hibernia authorized by its Board of Directors.

         (d) Dues. During the term of his employment, Hibernia shall pay, on behalf of Employee, membership dues for Employee at ____________________ Country Club, and such other dues for memberships (professional or otherwise) as may, from time to time, be authorized by the President of Hibernia in accordance with the Dues Policy of Hibernia. For purposes of this Section 4(d), "dues" shall include such initiation fees, periodic payments, or purchases or leases of stock or assets as may be necessary for any approved membership.

     5. TERM. Employee's employment under this Agreement shall commence at the Effective Date pursuant to the Agreement and Plan and Merger (the "Agreement") dated November __, 1993 by and between the Hibernia Corporation and First Bancorp of Louisiana, Inc. and shall terminate thirty-six months from the Effective Date, (the "Termination Date"), unless terminated sooner in accordance with any provision hereof.

     6.  TERMINATION.

         (a)     Death or Disability.

                 (i) Employment shall terminate upon Employee's death.

                 (ii) If Employee becomes, in the good faith judgment of Hibernia's Board of Directors, physically or mentally disabled so as to be eligible to receive benefits pursuant to the disability insurance policy provided to Employee pursuant to this Agreement, Hibernia may, at its option, terminate employment upon not fewer than 15 days' written notice.

                 If employment is terminated pursuant to this Subsection 6(a), Employee or his heirs, estate, executor and administrator shall be entitled to receive, and Hibernia shall pay to Employee or his heirs, estate, executor or administrator unpaid salary through the Termination Date.

         (b) Termination for Cause. This Agreement may be immediately terminated by Hibernia if: (i) after the Effective Date, Employee knowingly and intentionally commits, or is arrested for or otherwise officially charged with, a felony or a crime involving moral turpitude or any other criminal activity or unethical conduct that, in the good faith opinion of the Board of Directors of Hibernia, would seriously impair Employee's ability to perform his duties hereunder or would impair the business reputation of Hibernia or (ii) in good faith opinion of the Board of Directors of Hibernia, Employee has violated any statute, rule, or regulation under the federal securities or banking laws, the securities of banking laws of nay state, or any provision of this Agreement.

         (c) Termination for Good Reason. Employee may terminate this Agreement at any time for "Good Reason", defined to mean, (i) while Employee is an employee, the assignment to him of any duties or responsibilities which in his reasonable judgement are inconsistent with the position of Employee set forth in Section 2 hereof, (ii) requiring Employee, without his consent, to be based anywhere other than Monroe, Louisiana. If Employee terminates this Agreement for Good Reason, Hibernia shall pay to Employee the remainder of his salary through the Termination Date at the time of termination in a lump sum.

         (d) Termination of Agreement Without Cause. Hibernia may terminate this Agreement without cause at any time after the Effective Date by paying to Employee the full amount of salary in a lump sum to which he would have been entitled through the Termination Date.

     7.  Non-Competition.

         (a) If Hibernia terminates this Agreement for cause, or Employee terminates his employment without Good Reason, or if Employee terminates his employment for Good Reason or Hibernia terminates the Agreement without cause and, in each such case, Hibernia has paid or continues to pay Employee the amounts due him hereunder, then for a period of three years from the Effective Date, Employee shall not:

                  (i) become an officer, director, employee or more than 3% shareholder in any financial institution having an office or otherwise doing business within the Affected Area, as defined below;

                  (ii) solicit any of Hibernia's depositors or other customers to become depositors or customers of any other financial institution having an office or otherwise doing business within the Affected Area;

         (b) As used herein, the term "Affected Area" shall mean the Parishes of Louisiana within a circle having as its center the location of the Hibernia branch located at 18th Street, Monroe, Louisiana, on the date of this Agreement and a radius of 100 miles from such center.

     8. HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9. INTEGRATED AGREEMENT. This Agreement, and all other documents and instruments delivered in accordance with the terms hereof, constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no other agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein or herein provided for.

     10. AMENDMENTS. This Agreement may be amended or modified at any time in any or all respects, but only by an instrument in writing executed by the parties hereto.

     11. CHOICE OF LAW. The validity of the Agreement, the construction of its terms, and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Louisiana applicable to contracts made to be performed wholly within such State.

     12. SEVERABILITY. Each provision of the Agreement is intended to be severable. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect the validity or enforceability of any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein. Notwithstanding the foregoing, however, no provision shall be severed if it is clearly apparent under the circumstances that the parties would not have entered into the Agreement without such provision.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    /s/J. Herbert Boydstun
                                   ____________________________________
                                    J. Herbert Boydstun


                                    HIBERNIA NATIONAL BANK


                           By:    /s/ Stephen A. Hansel
                                  ----------------------------
                                   Stephen A. Hansel
                                   President and Chief Executive Officer